                                                                      Exhibit 11

                                                 Tetra Tech, Inc.
                                    Computation of Net Income Per Common Share
                                                    (Unaudited)


                                                      THREE MONTHS ENDED                  NINE MONTHS ENDED
                                               ---------------------------------  ---------------------------------
                                                   July 2,           July 4,          July 2,           July 4,
                                                    2000              1999             2000              1999
                                               ---------------  ----------------  ---------------  ----------------
Basic:
   Common stock outstanding, beginning
     of period............................         38,663,000       37,578,000        38,434,000        35,788,000
   Exchanged stock........................                 --            6,000                --           143,000
   Stock options exercised................            201,000           73,000           418,000           244,000
   Stock purchase plan issuance...........            166,000          156,000           166,000           156,000
   Issuance of common stock...............            573,000          364,000           585,000         1,846,000
   Payment of fractional shares...........                 --          (45,000)               --           (45,000)
                                               --------------  ---------------   ---------------  ----------------

   Common stock outstanding, end
     of period............................         39,603,000       38,132,000        39,603,000        38,132,000
                                               ==============  ===============   ===============  ================

   Weighted average common stock
     outstanding during the period........         39,287,000       37,801,000        38,768,000        36,805,000
                                               ==============  ===============   ===============  ================

   Net income as reported in condensed
     consolidated financial statements....     $    9,920,000   $    8,503,000    $   25,608,000   $    20,392,000
                                               ==============   ==============   ===============  ================

   Basic Earnings Per Share...............     $         0.25   $         0.22    $         0.66   $          0.55
                                               ==============   ==============   ===============  ================

Diluted:
   Weighted average common stock
     outstanding during the period........         39,287,000       37,801,000        38,768,000        36,805,000

   Potential common shares under the
     treasury stock method assuming the
     exercise of options and warrants
     and the conversion of preferred
     stock and exchangeable stock of a
     subsidiary...........................          2,817,000        2,344,000         2,453,000         2,461,000
                                               --------------  ---------------   ---------------  ----------------

         Total............................         42,104,000       40,145,000        41,221,000        39,266,000
                                               ==============   ==============   ===============  ================

   Net income as reported in condensed
     consolidated financial statements....     $    9,920,000   $    8,503,000    $   25,608,000   $    20,392,000
                                               ==============   ==============   ===============  ================

   Diluted Earnings Per Share.............     $         0.24   $         0.21    $         0.62   $          0.52
                                               ==============   ==============   ===============  ================
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   See accompanying Notes to the Condensed Consolidated Financial Statements.